                                  EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY
                             PITT-DES MOINES, INC.
                               DECEMBER 31, 1993


                                                        %
SUBSIDIARIES                                       OWNED   INCORPORATED    OPERATIONS

Canadian Des Moines Industries Ltd.                 100   Canada          Inactive
Hammond Latino Americana, S.A.                      100   Panama          Inactive
Hydrostorage, Inc.                                  100   Tennessee       Inactive
Oregon Culvert Co., Inc.                             81   Oregon          Culvert Mfg.
   d/b/a Washington Culvert Co.
PDM Australia Pty. Ltd.                             100   Australia       Inactive
PDM International Ltd.                              100   Delaware        Inactive
PDM Latin America Ltd.                              100   Georgia         Inactive
Construcciones Pitt-Des Moines Venezuela, C.A.      100   Venezuela       Steel Fab.
PDM Saudi Arabia Ltd. (1)                            50   Saudi Arabia    Steel Fab.
PDM Services A.G.                                   100   Liechtenstein   Inactive
PDM Strocal, Inc.                                   100   Pennsylvania    Steel Fab.
PDM Virgin Islands, Ltd.                            100   Virgin Islands  Inactive
P.T. Perkasa Daya Megah (PDM Indonesia) (2)         100   Indonesia       Inactive
PDM Bonaire, N.V.                                   100   Bonaire         Inactive
Pittsburgh-Des Moines Sdn. Bhd.(PDM Malaysia)       100   Malaysia        Inactive
PDM Bridge Corporation                              100   Delaware        Inactive
CVI Incorporated                                    100   Ohio            Cryogenic &
                                                                          High Vacuum
                                                                          Component &
                                                                          System Mfg.
Hartwig Mfg. Corp.                                  100   Wisconsin       Steel Bridge
                                                                          Fabrication

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 NOTES OF EXPLANATION

 (1) Unconsolidated affiliate.
 (2) Managed by PDM Services A.G.



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